Exhibit 10.23

COHERENT, INC.

2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.    Grant.  The Company grants to the Employee named in the accompanying Notice of Grant ("Employee") an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant, subject to the terms and conditions in this agreement (including any Appendix hereto) (the “Agreement”) and in the Company's 2011 Equity Incentive Plan (the “Plan”). The grant was provided under the Notice of Grant, which expressly incorporates the terms hereof. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice of Grant or this Agreement, the terms and conditions of the Plan shall control. In the event of a conflict between the Notice of Grant and this Agreement, the Notice of Grant shall control. Certain important additional terms and conditions are set forth on Appendix A to this Agreement.

2.    Company's Obligation.  Each RSU represents the right to receive a Share on the vesting date.  Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs.  Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.    Vesting Schedule.  The RSUs shall vest as set forth in the Notice of Grant.

4.    Forfeiture upon Termination as an Employee.   Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee terminates active service as a Service Provider for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5.    Settlement Upon Vesting.  Any RSUs that vest in accordance with paragraph 3 will be distributed to the Employee (or in the event of the Employee's death, to his or her estate) in Shares.

6.    Responsibility for Taxes.  Regardless of any action the Company or the Employee's employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to the Employee's participation in the Plan and applicable to the Employee (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee's responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Employee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSU, and the subsequent sale of Shares acquired pursuant to such issuance; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Employee's liability for Tax-Related Items or to achieve any particular tax result.  Further, if the Employee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Employee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Company shall withhold in Shares otherwise deliverable to the Employee having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Employee is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Employee's participation in the Plan.

If net share withholding is unavailable in a jurisdiction due to tax or other legal reasons, the Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-

Related Items by one or a combination of the following:

a.    withholding from the Employee's wages or other cash compensation paid to the Employee by the Company and/or the Employer; or

b.    withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Employee's behalf pursuant to this authorization).

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Employee is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Employee's participation in the Plan.

Finally, the Employee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Employee's participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Employee fails to comply with the Employee's obligations in connection with the Tax-Related Items.

7.    Rights as Stockholder.  Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued, and recorded on the records of the Company or its transfer agents or registrars. Without limitation on the foregoing, there are no dividend equivalent rights with respect to the RSUs and RSUs provide no dividend or voting rights with respect to Shares.

8.    Acknowledgements.  The Employee acknowledges the following:

a.    The Company (and not the Employer) is granting the RSUs.  The Company will administer the Plan from the United States, which may be outside the Employee's country of residence, and the laws of the United States of America and/or the State of California law will govern all RSUs granted under the Plan (as described in paragraph 19 of this Agreement).

b.    The benefits and rights provided under the Plan, if any, are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments.

c.    The Employee is voluntarily participating in the Plan.

d.    The RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation.

e.    The RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, vacation, bonuses, long-service awards, pension, or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary.

f.    No claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Employee's employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the RSUs to which the Employee is otherwise not entitled, the Employee irrevocably agrees never to institute any such claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Employee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

g.    The future value of the underlying Shares is unknown and cannot be predicted with certainty.

h.    The grant of the RSUs, and all decisions with respect to any future grant of RSUs under the Plan, is at the complete discretion of the Company.

i.    The grant of the RSUs is voluntary and occasional and does not create any obligation to grant any further RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past and whether or not such a reservation is explicitly stated at the time of such a grant.

j.    The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time.

k.    The RSUs, the Shares subject to the RSUs, and the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer and will not be deemed to constitute, and will not be construed by the Employee to constitute, part of the terms and conditions of employment or any employment contract, and are outside the scope of the Employee's employment contract, if any, and the Company will not incur any liability of any kind to the Employee as a result of any change or amendment, or any cancellation, of the Plan at any time.

l.    The Employee's participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the employment relationship at any time.

m.    The grant of RSUs and the Employee's participation in the Plan will not be interpreted to constitute, and will not be deemed by the Employee to constitute, an employment contract or labor relationship of any kind with the Company or any Subsidiary.

n.    In the event of termination of the Employee's employment (whether or not in breach of local labor laws and whether or not later found to be invalid), the Employee's right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Employee's RSU grant.

o.    The RSUs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

9.    Data Privacy.  By entering into this Agreement, and as a condition of the grant of the RSUs, the Employee hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Employee's personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company, and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering, and managing the Employee's participation in the Plan.

The Employee understands that the Company and the Employer may hold certain personal information about the Employee, including, but not limited to, the Employee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in the Employee's favor, for the exclusive purpose of implementing, managing, and administering the Plan (“Data”).

The Employee understands that Data may be transferred to a third party stock plan administrator/broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. The Employee understands that these recipients of the Data may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than the Employee's country.  The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee's local human resources representative. The Employee authorizes the Company, any third-party stock plan administrator/broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Employee's participation in the Plan.

The Employee understands that Data will be held only as long as is necessary to implement, administer, and manage his or her participation in the Plan. The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee's local human resources representative.  The Employee understands, however, that refusing or withdrawing his or her consent may affect the Employee's ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Employee understands that he or she may contact the Employee's local human resources representative.

10.    No Advice Regarding Grant.  The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Employee's participation in the Plan or the Employee's acquisition or sale of the underlying Shares.  The Employee is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding the Employee's participation in the Plan before taking any action related to the Plan. The Optionee has reviewed the Plan, Notice of Grant and this Option Agreement in their entirety, had an opportunity to obtain the advice of his or her personal tax, legal, and financial advisors, and fully understands all provisions of the Plan, Notice of Grant and Option Agreement.

11.    Language.  The Employee has received the terms and conditions of the RSU and any other related communications, and the Employee consents to having received these documents in English.  If the Employee has received this Agreement or any other communications related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

12.    Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.    Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of Stock Plan Administration at Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, CA  95054, or at such other address as the Company may hereafter designate in writing.

14.    Conditions for Issuance of Stock.  The Shares deliverable to the Employee may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company.  The Company shall not be required to issue Shares hereunder prior to fulfillment of all the following conditions:  (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any law or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body, whether in the United States or elsewhere, which the Company shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Company shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable brief period of time following the date of vesting of the RSUs as the Company may establish from time to time for reasons of administrative convenience. Notwithstanding paragraph 14(d), the intent is to provide the Employee with the benefits of being a stockholder as of the date the RSUs vest.

15.    Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of the Notice of Grant, the Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, Notice of Grant and Option Agreement. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

16.    Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.    Agreement Severable.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

18.    Entire Agreement.  The Notice of Grant and this Agreement (including any Appendix hereof) constitutes the entire understanding of the parties on the subjects covered and supersede in their entirety any and all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof.  The Employee expressly warrants that he or she is not executing the Notice of Grant accompanying this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

19.    Governing Law.  The RSU grant and the provisions of this Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of the State of California.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

20.    Appendix.  Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Employee's country of residence.  Moreover, if the Employee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

21.    Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Employee's participation in the Plan, on the RSUs, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The imposition of such requirements shall not be treated as an amendment under Section 22(c) of the Plan for which Employee's written consent is required.